Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 3 to the Registration Statement on Form SB-2 (No. 333-04612) of our report dated April 7, 2000 relating to our audit of the consolidated financial statements of U.S. Energy Systems, Inc. and subsidiaries, which report is contained in that Registration Statement. We also consent to the reference to our firm under the caption "Experts."


/s/ Richard A. Eisner & Company, LLP

New York, New York
May 14, 2001